Exhibit 4.1

CEPHALON, INC.

2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE MAY 1, 2014

INDENTURE

DATED AS OF MAY 27, 2009

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

v

CROSS-REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	10.10
	(a)(2)	10.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	10.10
	(b)	10.08; 10.10
	(c)	N.A.
Section	311(a)	10.11
	(b)	10.11
	(c)	N.A.
Section	312(a)	2.05
	(b)	13.03
	(c)	13.03
Section	313(a)	10.06
	(b)(1)	N.A.
	(b)(2)	10.06
	(c)	10.06; 13.02
	(d)	10.06
Section	314(a)	7.02; 7.04; 13.02
	(b)	N.A.
	(c)(1)	13.04(a)
	(c)(2)	13.04(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.04(b)
	(f)	N.A.
Section	315(a)	10.01(b)
	(b)	10.05; 13.02
	(c)	10.01(a)
	(d)	10.01(c)
	(e)	9.11
Section	316(a)(last sentence)	2.09
	(a)(1)(A)	9.05
	(a)(1)(B)	9.04
	(a)(2)	N.A.
	(b)	9.07
	(c)	13.05
Section	317(a)(1)	9.08
	(a)(2)	9.09
	(b)	2.04

*                                         This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**                                  N.A. means Not Applicable.

THIS INDENTURE dated as of May 27, 2009 is between Cephalon, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the premises and the acquisition of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Securities.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

“Business Day” means any day other than a (x) Saturday, (y) Sunday or (z) day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 2 thereof.

“Closing Sale Price” of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m., New York time, on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc.

“Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Rate” means, as of any date, an amount equal to $1,000 divided by the then applicable Conversion Price on such date.  As of the date hereof and subject to adjustment pursuant to Section 5.06, the Conversion Rate with respect to the Securities is 14.4928 shares of Common Stock for each $1,000 principal amount of Securities.

“Conversion Value” of a Security means, as of any date of determination, the product of the last reported bid price of the Common Stock on that date multiplied by the Conversion Rate of that Security on that date.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 225 Asylum Street, 23rd Floor, Hartford, CT  06103, Attention:  Corporate Trust Services (Cephalon, Inc. 2.50% Convertible Senior Subordinated Notes due May 1, 2014), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means any event which is or, after notice or passage of time or both, would be an Event of Default.

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).  If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means with respect to any issuance, dividend or distribution, the first date on which the shares of Common Stock trade, regular way, on the relevant exchange or in the relevant market for which the sale price was obtained without the right to receive the issuance, dividend or distribution in question.

“Final Maturity Date” means May 1, 2014.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and other official written statements from the accounting staff of the SEC expressing the views of the SEC therein.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 2 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by such Person, or the Company in the case of any Subsidiary of the Company), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“interest,” in respect of the Securities, unless the context otherwise requires, refers to interest payable on the Securities, including any additional interest that may become payable pursuant to Section 9.02(b).

“Issue Date” means May 27, 2009.

“Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The NASDAQ Global Select Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that, for purposes of Section 5.11 and 7.03, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

 “Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 2.50% Convertible Senior Subordinated Notes due May 1, 2014, or any of them (each, a “Security”).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Indebtedness” means the principal of, and premium, if any, interest (including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities.  Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any Subsidiary of the Company (other than Indebtedness of the Company to such Subsidiary arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Company) or (ii) Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.  If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day during which (i) there is no Market Disruption Event and (ii) The NASDAQ Global Select Market, or if the Common Stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day.  A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” means, on any date of determination with respect to any Security, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used.  If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price of such Securities on such determination date will be deemed to be less than 98% of the Closing Sale Price of the Common Stock on such Date multiplied by the then current Conversion Rate.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02.  Other Definitions.

Term	Defined in Section
“Additional Shares”	4.02(a)
“Agent Members”	2.01(b)
“Bankruptcy Law”	9.01
“Change in Control”	3.01(a)
“Closing Sale Price Condition”	5.01(a)
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	5.02
“Conversion Notice”	5.02
“Conversion Obligation”	5.02
“Conversion Period”	5.05(a)
“Conversion Price”	5.06

“Custodian”	9.01
“Daily Conversion Value”	5.05(a)
“Daily Settlement Amount”	5.05(a)
“Daily VWAP”	5.05(a)
“DTC”	2.01(a)
“Depositary”	2.01(a)
“Designated Institution”	5.15
“Effective Date”	4.02(a)
“Event of Default”	9.01
“Expiration Date”	5.06(e)
“Expiration Time”	5.06(e)
“Fundamental Change”	3.01(a)
“Fundamental Change Purchase Date”	3.01(a)
“Fundamental Change Purchase Notice”	3.01(c)
“Fundamental Change Purchase Price”	3.01(a)
“Legal Holiday”	13.07
“Instrument”	9.01(g)
“Interest Payment Date”	4.01(a)
“Make Whole Adjustment Event”	4.02(a)
“Make Whole Adjustment Event Period”	4.02(a)
“Merger Event”	5.12
“Paying Agent”	2.03
“Payment Blockage Notice”	6.02
“Primary Registrar”	2.03
“Principal Portion”	5.05(a)
“Reference Property”	5.12(a)
“Registrar”	2.03
“Record Date”	4.01(a)
“Senior Subordinated Indebtedness”	6.01
“Spin-Off”	5.06(c)
“Stock Price”	4.02(a)
“Subordinated Indebtedness”	6.01
“Termination of Trading”	3.01(a)
“Unissued Shares”	3.01(a)
“Valuation Period”	5.06(c)
“Weighted Average Consideration”	5.12(c)

Section 1.03.  Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.  Rules of Construction.

Unless the context otherwise requires:

(A)          a term has the meaning assigned to it herein;

(B)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C)           words in the singular include the plural, and words in the plural include the singular;

(D)          provisions apply to successive events and transactions;

(E)           the term “merger” includes a statutory share exchange, and the term “merged” has a correlative meaning;

(F)           the masculine gender includes the feminine and the neuter;

(G)           references to agreements and other instruments include subsequent amendments thereto; and

(H)          “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating.

The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  The Securities shall be dated the date of their authentication.

(a)   Global Securities.  Each Security shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the acquirers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)   Global Securities In General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)   Book-Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CEPHALON, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

Section 2.02.  Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $500,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”); provided that additional Securities may be issued in an unlimited aggregate principal amount so long as such Securities are part of the same issue, within the meaning of Treasury Regulations Sections 1.1275-1(f) and 1.1275-2(k)(2), as the Securities initially issued hereunder, and would be fungible with the Securities issued on the Issue Date for purposes of the Securities Act, the Exchange Act and other applicable U.S. securities laws.  If any additional Securities are issued, the Securities issued on the Issue Date and such additional Securities shall be treated as a single class for all purposes under this Indenture and shall vote together as one class on all matters with respect to the Securities.  Each Company Order shall specify the amount of Securities to be authenticated and the date on which each original issue of Securities is to be authenticated.

The Trustee shall authenticate the Securities issued on the Issue Date.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

If any successor that has replaced the Company in accordance with Article 8 has executed an indenture supplemental hereto with the Trustee pursuant to Section 5.12, any of the Securities authenticated or delivered prior to such transaction may, from time to time, at the request of such successor, be exchanged for other Securities executed in the name of the such successor with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon receipt of a Company Order of such successor, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of such successor pursuant to this provision of Section 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such successor, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities then outstanding for Securities authenticated and delivered in such new name.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent (including any applicable terms of the TIA).  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 7.01 and Article 11); provided, that upon any proceeding under any Bankruptcy Law with respect to the Company or any such Affiliate, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate, as applicable, as Paying Agent.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee), to be such office or agency of the Company for each of the aforesaid purposes.

Section 2.04.  Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on, any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due.  Subject to Section 6.02, a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and interest, if any, on, the Securities and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or interest, if any, on, any Securities, segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05.  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.  Transfer and Exchange.

(a)                        Subject to compliance with any applicable additional requirements contained in Section 2.12 when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions specified in this Indenture and in the related certificate are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.04, 5.02 (third paragraph) or 12.05.

None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)                       Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)                        Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.  Replacement Securities.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated

Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.  Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of, and any accrued interest on, Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and any interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09.  Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.  Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11.  Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company.  No Security shall be authenticated in exchange for any Security cancelled pursuant to this Section 2.11.

The Company may, to the extent permitted by law, purchase Securities in the open market or by tender offer at any price or by private agreement.  Any Securities purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date may, to the extent permitted by law, be reissued or resold or may, at the option of the Company, be surrendered to the Trustee for cancellation.  Any Securities surrendered for cancellation may not be reissued or resold and shall be promptly cancelled by the Trustee, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 5.

Section 2.12.  Additional Transfer Requirements.

(a)                        A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b)                       The provisions of clauses (i) through (v) below shall apply only to Global Securities:

(i)                       Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)                    Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)                 The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)                In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.  If (A) an event described in Section 2.12(b)(i)(A) or (B) occurs and definitive Certificated Securities are not issued promptly to all beneficial owners or (B) the Registrar receives from a beneficial owner instructions to obtain definitive Certificated Securities due to an event described in Section 2.12(b)(i)(C) and definitive Certificated Securities are not issued promptly to any such beneficial owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 9.06 hereof, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such definitive certificated Securities had been issued.

(v)                   Notwithstanding any provision to the contrary in this Indenture, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.06, this Section 2.12 and the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

Section 2.13.  CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
PURCHASES OF SECURITIES UPON FUNDAMENTAL CHANGE

Section 3.01.  Purchase of Securities at Option of the Holder Upon Fundamental Change.

(a)                        If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of a date, determined by the Company in its sole discretion, that is not less than 20 Business Days and not more than 30 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase

Price”), unless the Fundamental Change Purchase Date is after a Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Record Date and the Fundamental Change Purchase Price payable to any Holder surrendering such Holder’s Security for purchase pursuant to this Article 3 shall be equal to the principal amount of Securities subject to purchase and will not include any accrued and unpaid interest.  The Fundamental Change Purchase Price shall be payable in cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.01.  Notwithstanding the foregoing, the Company may not repurchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(i)                       any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(ii)                    the Company consolidates with, enters into a binding share exchange with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction (A) in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person, with such Holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving Person; or

(iii)                 the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms of this Indenture).

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”  The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 3.01, Holders shall not have the right to require the Company to purchase any Securities under clauses (i) and (ii) above, and the Company shall not be required to deliver a written notice of a Fundamental Change incidental thereto as a result of any acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) paid for the Common Stock in such transaction or transactions consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded immediately following the transaction or transactions) and as a result of such transaction or transactions the Securities become convertible into such shares of such common stock.

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are not approved for listing the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make Whole Adjustment Event Period and any related Fundamental Change Purchase Date, references to the Company in the definitions of “Fundamental Change,” “Change of Control” and “Termination of Trading” above shall apply to such other entity instead.

(b)                       Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder (and to beneficial owners as required by applicable law).  The Company shall also issue a press release announcing the occurrence of such Fundamental Change (and make such press release available on the Company’s website).  The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

                                      (i)                          briefly, the events causing such Fundamental Change;

                                     (ii)                          the effective date of such Fundamental Change;

                                    (iii)                          whether the Fundamental Change constitutes a Make Whole Adjustment Event and, if so, the Effective Date of such Make Whole Adjustment Event;

                                    (iv)                        briefly, the conversion rights of the Securities, the Conversion Price and any adjustments thereto;

                                     (v)                        the Holder’s right to require the Company to purchase the Securities;

                                    (vi)                        the Fundamental Change Purchase Date;

                                   (vii)                        the Fundamental Change Purchase Price;

                                  (viii)                        the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

                                    (ix)                          that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                                     (x)                          the procedures that the Holder must follow to exercise rights under this Section 3.01;

                                    (xi)                          the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

                                   (xii)                          that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

                                  (xiii)                          the name and address of each Paying Agent and Conversion Agent.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c)                        A Holder may exercise its rights specified in subsection (a) of this Section 3.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may (or, if definitive Certificated Securities have not been issued, shall) be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time during the period between the date on which notice is given of the Fundamental Change and the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date.  The Fundamental Change Purchase Notice must specify the Securities for which the purchase right is being exercised.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 3.01 through Section 3.04 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02.  Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.01(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c).  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 3.03.  Deposit of Fundamental Change Purchase Price.

On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.  The manner in which the deposit required by this Section 3.03 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, (i) such Security will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of such Security is made or whether or not such Security is delivered to the Paying Agent) and (ii) all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest as aforesaid).  The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.04.  Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.05.  Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or repurchase Securities under Section 3.01, the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable, (b) file a Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase Securities, all so as to permit the rights of the Holders and obligations of the Company under Section 3.01 through Section 3.04 to be exercised in the time and in the manner specified therein.

ARTICLE 4
PAYMENT OF INTEREST AND MAKE WHOLE ADJUSTMENT EVENTS

Section 4.01. Interest Payments

(a)                        The Company shall pay interest on the Securities at a rate of 2.50% per annum, payable semi-annually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing November 1, 2009.  Interest on a Security shall be paid to the Holder of such Security at the close of business on April 15 or October 15 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.  The Company shall pay interest on the Final Maturity Date to Holders of record of a Security on the Record Date immediately preceding the Final Maturity Date regardless of whether such Holders convert their Securities.

(b)                       Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder that was the Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of cash and shares, if any, of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation to pay the principal amount of such Security and accrued and unpaid interest, if any, to but not including the Conversion Date with respect to such Security.  Any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c)                        Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Securities so converted on such Record Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Securities surrendered for conversion following the Record Date for the payment of interest immediately preceding the Final Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

Section 4.02.  Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make Whole Adjustment Events.

(a)                        Notwithstanding anything herein to the contrary, in the event a Holder elects to surrender its Securities for conversion in accordance with Article 5, at any time from, and including, the Effective Date of a Make Whole Adjustment Event to, and including, the close of business on the second Scheduled Trading Day immediately preceding the related purchase date, or (in the case of a Make Whole Adjustment Event that does not also constitute a Fundamental Change) the 35th Scheduled Trading Day immediately following the Effective Date of such Make Whole Adjustment Event (such period, the “Make Whole Adjustment Event Period”), the Company will increase the Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.02.

As used herein, a “Make Whole Adjustment Event” means (i) any Change in Control and (ii) any Termination of Trading; provided, however, that an acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a Change in Control will not constitute a Make Whole Adjustment Event if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) paid for the Common Stock in such transaction or transactions consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded immediately following the transaction or transactions) and as a result of such transaction or transactions the Securities become convertible into such shares of such common stock.

The number of Additional Shares by which the Conversion Rate shall be increased for conversions in connection with a Make Whole Adjustment Event shall be determined by reference to the table below and is based on the date on which the Make Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and  (1) the price paid or deemed paid per share of Common Stock in the Change in Control in the case of a Make Whole Adjustment Event described in clause (ii) of the definition of Change in Control in Section 3.01, in the event that the Common Stock is acquired for cash, or (2) the average of the Closing Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such other Make Whole Adjustment Event, in the case of any other Make Whole Adjustment Event (such amount determined under the first and second clause of this sentence, as applicable, the “Stock Price”).

Effective	Stock Price
Date	$60.00	$61.00	$62.00	$63.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00

May 27, 2009	2.1700	2.0931	2.0147	1.9404	1.8019	1.5086	1.2749	1.0864	0.8055	0.6108	0.3256	0.1807	0.0991	0.0507	0.0000

May 1, 2010	2.1700	2.1700	2.0835	2.0000	1.8459	1.5215	1.2670	1.0646	0.7695	0.5710	0.2928	0.1582	0.0848	0.0420	0.0000

May 1, 2011	2.1700	2.1700	2.1468	2.0508	1.8738	1.5070	1.2245	1.0051	0.6956	0.4973	0.2385	0.1238	0.0641	0.0300	0.0000

May 1, 2012	2.1700	2.1700	2.1589	2.0460	1.8393	1.4180	1.1035	0.8674	0.5532	0.3684	0.1576	0.0780	0.0389	0.0166	0.0000

May 1, 2013	2.1700	2.0966	1.9527	1.8182	1.5754	1.0985	0.7658	0.5361	0.2714	0.1483	0.0514	0.0263	0.0131	0.0042	0.0000

May 1, 2014	2.1700	1.8974	1.6331	1.3771	0.8888	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Stock Prices and Effective Dates are not set forth in the table, then:  (i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Additional Shares to be issued upon conversion of the Securities shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates in the table, based on a 365-day year; (ii) if the Stock Price exceeds $250.00 per share, subject to adjustment as set forth herein, no Additional Shares shall be issued upon conversion of the Securities; and (iii) if the Stock Price is less than $60.00 per share, subject to adjustment as set forth herein, no Additional Shares shall be issued upon conversion of the Securities.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 16.66 shares per $1,000 principal amount of Securities, subject to adjustments for the same events for which the Conversion Rate is adjusted and pursuant to the same adjustment factor applied in such Conversion Rate adjustment pursuant to Section 5.06.

The Company shall deliver the additional conversion consideration payable pursuant to this Section 4.02 after the Effective Date of the applicable Make Whole Adjustment Event, notwithstanding that the Settlement Date in respect of other conversion consideration payable by the Company may occur earlier.  The Company shall deliver the portion of the conversion consideration payable on account of the increase in the Conversion Rate as soon as practicable, but in no event later than the third Business Day after the later of:  (i) the date a Holder surrenders its Security for conversion; (ii) the last Trading Day in the applicable Conversion Period; and (iii) the Effective Date of the Make Whole Adjustment Event.

As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make Whole Adjustment Event, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall use commercially reasonable efforts to give such notice not more than 70 Scheduled Trading Days nor less than 35 Scheduled Trading Days in advance of such anticipated Effective Date.  The Company shall also issue a press release announcing the anticipated Effective Date (and make such press release available on the Company’s website).  Each such notice and press release shall also state that in connection with such Make Whole Adjustment Event, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled to such increase as provided herein (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).

Section 4.03.  Adjustments Relating to Make Whole Adjustment Event.

Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 5.06, each Stock Price set forth in the table under the row titled “Stock Price” in the table in Section 4.02(a) shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Price is to be so adjusted.  The Stock Prices in the table in Section 4.02(a) will be adjusted by the same adjustment factor applied to the Conversion Price pursuant to Section 5.06 and the number of additional shares by which the Conversion Rate will be increased will be adjusted by the inverse of that adjustment factor.

ARTICLE 5
CONVERSION

Section 5.01.  Conversion Privilege.

(a)                        Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash and shares of Common Stock any time until the close of business on November 1, 2013, at the Conversion Price then in effect, if, during any calendar quarter commencing after September 30, 2009, the Closing Sale Price of the Common Stock, for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the Conversion Price per share of Common Stock in effect on such last Trading Day (the “Closing Sale Price Condition”), subject to the additional exceptions provided in Section 5.01(b).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 3.01(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 3.02.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

(b)                       Even if the Closing Sale Price Condition is not satisfied,

(i)                                     if, after any five consecutive Trading Day period in which the Trading Price for the Securities for each such Trading Day was less than 98% of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate, a Holder may surrender Securities for conversion at any time during the following 10 Trading Days.  Upon request by the Trustee or any Holder or beneficial owner of the Securities, the Conversion Agent shall, on behalf of the Company, determine if the Securities are convertible pursuant to this Section 5.01(b)(i) and will notify the Company and the Trustee accordingly.  The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company requests such determination in writing, the Company has no obligation to make such request unless the Trustee provides the Company with reasonable evidence that the Trading Price of the Securities on any Trading Day would be less than 98% of the product of the then-current Conversion Rate times the Closing Sale Price of the Common Stock on such date, and the Trustee has no obligation to provide such evidence unless directed by the Company or a Holder.  At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on such Trading Day and on each of the next four Trading Days;

(ii)                                  in the event that the Company declares a dividend or distribution to all or substantially all holders of Common Stock of:

(A)                          any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days, shares of Common Stock at a price per share less than the Closing Sale Price on the record date for such dividend or distribution, or

(B)                            cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which Conversion Price adjustment is required to be made under Section 5.06(a) or Section 5.06(b) of this Indenture), where the fair market value of such dividend or distribution per share of Common Stock, as determined in this Indenture, together with all other such dividends or distributions within the preceding twelve months, has a per share value exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which notice shall be given not less than 35 Scheduled Trading Days prior to the Ex-Dividend Date for such dividend or distribution, until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such distribution will not take place;

(iii)                               upon the occurrence of a Fundamental Change with respect to the Company, the Securities may be surrendered for conversion at any time from or after the effective time of the Fundamental Change until the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Purchase Date, or, if there is no such Fundamental Change Purchase Date, the 35th Scheduled Trading Day immediately following the effective date of the Fundamental Change;

(iv)                              if the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets that does not also constitute a Fundamental Change (including any event that would be a Fundamental Change but for the existence of an exception specified in the paragraph immediately preceding the definition of “Termination of Trading” in Section 3.01 hereof), in each case pursuant to which the Common Stock would be converted into cash, securities or other property, the Securities may be surrendered conversion at any time from or after the effective date of such transaction as announced by the Company (with the Company using commercially reasonable efforts to give such announcement at least 35 Scheduled Trading Days prior to such anticipated effective date), until the close of business on the 35th Scheduled Trading Day following the effective date of such transaction; and

(v)                                 at any time after November 1, 2013 and until the close of business on the second Scheduled Trading Day immediately prior to the Final Maturity Date, the Securities may be surrendered for conversion regardless of whether any of the foregoing conditions has been satisfied.

Section 5.02.  Conversion Procedure.

The right to convert any Security may be exercised, (a) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures, and, if required, by payment of any tax or duty, in accordance with Section 5.04, that may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of Person other than the Holder of the Security, or (b) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied by:  (i) a completed and duly signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (ii) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (iii) appropriate endorsements and transfer documents if required by the Conversion Agent; and (iv) payment of any tax or duty, in accordance with Section 5.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security.  The “Conversion Date” shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence; provided, however, if a Holder surrenders for conversion a Security at any time after the 30th Scheduled Trading Day prior to the Final Maturity Date, the Conversion Date shall be deemed to be the 30th Trading Day immediately preceding such

Security’s Final Maturity Date.  On the third Business Day following the last day of the related Conversion Period, subject to Section 5.05, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in an amount payable upon conversion (including cash in lieu of any fractional shares pursuant to Section 5.03).

The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record as of the last Trading Day of the related Conversion Period; provided, however, that if the related Conversion Date or such last Trading Day of the Conversion Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the person or persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.  Upon conversion of Securities, such person shall no longer be a Holder.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

No Conversion Notice with respect to any Securities may be given by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.01, unless the Company defaults in the payment of the Fundamental Change Purchase Price.

Except as provided below, the Company shall pay or deliver the cash and shares of Common Stock, if any, payable or deliverable, as the case may be, upon conversion of a Security (the “Conversion Obligation”), through the Conversion Agent on the third Business Day immediately following the last Trading Day of the Conversion Period; provided, that if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 5.12, the Company shall pay such cash on the third Trading Day immediately following the relevant Conversion Date.  Notwithstanding the foregoing, if any information required to calculate the Conversion Obligation is not available as of the applicable Settlement Date, the Company will deliver the Conversion Obligation on the third Trading Day after the earliest Trading Day on which such calculation can be made (but in no event later than October 31, 2014).  If application of the provisions described above would result in settlement of a conversion during the 10 Trading Days immediately following the effective date of a Fundamental Change, settlement will instead take place on the 10th Trading Day following the relevant effective date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

Section 5.03.  Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of a Security.  Instead, the Company will pay cash in lieu of fractional shares by multiplying the Daily VWAP of a full share of Common Stock on the last Trading Day of such Conversion Period by the fractional amount and rounding the product to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the aggregate principal amount of Securities that the Holder is then converting into cash and shares of Common Stock, if any, and the aggregate number of shares, if any, of Common Stock issuable upon such conversion.

Section 5.04.  Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion; provided, however, that the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.05.  Settlement Upon Conversion.

(a)                        Subject to Section 5.01, a Holder upon conversion will receive, in respect of each $1,000 aggregate principal amount of such Holder’s Securities being converted, cash in an amount equal to the sum of the Principal Portions for each Trading Day during the relevant Conversion Period.  In addition, if the Daily Conversion Value exceeds $40.00 on any Trading Day during the relevant Conversion Period, the Company will also deliver shares of Common Stock in an amount equal to (i) the excess of the Daily Conversion Value over $40.00 divided by (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Conversion Period”, with respect to any Security, means the 25 consecutive Trading Day period beginning on and including the third Trading Day immediately following the related Conversion Date, except that if a Holder surrenders a Security for conversion at any time after the 30th Scheduled Trading Day prior to the Final Maturity Date and until the close of business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, then (i) the Holder will be deemed to have surrendered such Security as of the 30th Trading Day immediately preceding the Final Maturity Date, (ii) the Conversion Period for such Security will commence on the 27th Trading Day immediately preceding the Final Maturity Date, and (iii) the Settlement Date for the conversion of such Security will be the Final Maturity Date (assuming no delay in settlement due to Market Disruption Events).

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Conversion Period, for each $1,000 aggregate principal amount of Securities, one-twenty-

fifth (1/25th) of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of the Common Stock (or other Reference Property, if applicable) on such Trading Day.

“Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the relevant Conversion Period, for each $1,000 aggregate principal amount of Securities will consist of:

(i)                                     cash equal to the lesser of (a) $40.00 and (b) the Daily Conversion Value for such Trading Day (the amount determined pursuant to this clause (i) being the “Principal Portion”); and

(ii)                                  to the extent the Daily Conversion Value exceeds $40.00, a number of shares of Common Stock equal to (a) the difference between the Daily Conversion Value and $40.00, divided by (b) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property into which the Common Stock has been converted, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) on The NASDAQ Global Select Market (or other principal exchange on which such security is then listed) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CEPH<equity>AQR” (or its equivalent successor if such page is not available, or the Bloomberg page for any security that is part of the Reference Property into which the Common Stock has been converted, if applicable) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method, provided that in making such determination the Board of Directors may rely conclusively on the determination of Daily VWAP for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors) and will be determined without regard to after hours trading or any other trading outside of the regular trading session.

(b)                       The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Conversion Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(c)                        The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(d)                       All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(e)                        The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national securities exchange, including The NASDAQ Global Select Market, or over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a “restricted security” (as defined in Rule 144 under the Securities Act) shall also be a restricted security.

(f)                          Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

Section 5.06.  Adjustment of Conversion Price.

The conversion price as stated in paragraph 6 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a)                        If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company subdivides or combines the outstanding shares of Common Stock, the applicable Conversion Price will be adjusted based on the following formula:

CP = CP0 ×	OS0
OS

where

CP0	=

the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CP	=

the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS	=

the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination of Common Stock.  If any dividend or distribution of the type described in this Section 5.06(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Price that would then be in effect if such dividend, distribution, subdivision or combination of Common Stock had not been declared or announced.

(b)                       If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock (or securities convertible into Common Stock), at a price per share (or a conversion price per share) less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	OS0 + Y
OS0 + X

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 5.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10-consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.  In no event shall the Conversion Price be increased pursuant to this Section 5.06(b).

(c)                        If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock other than (i) dividends or distributions (including subdivision of Common Stock) covered by Section 5.06(a) or Section 5.06(b), (ii) dividends or distributions paid exclusively in cash covered by Section 5.06(d), (iii) Spin-Offs to which the provisions set forth below in this Section 5.06(c) shall apply, and (iv) distributions of rights to all or substantially all holders of Common Stock pursuant to the adoption of a shareholder rights plan, then, in each such case the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	SP0 - FMV
SP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading

Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the then-fair market value of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of a Security shall have the right to receive on conversion in respect of each Security held by such Holder, in addition to the number of shares of Common Stock to which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 5.06(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Price will be decreased based on the following formula:

CP = CP0 ×	MP0
FMV + MP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”), and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Price under the preceding paragraph of this Section 5.06(c) shall be made immediately after the open of business on the day after the last day of the Valuation Period, but shall become effective as of the open of business on the Ex-Dividend Date for the Spin-Off.  If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 5.06(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Prices in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Period.  For purposes of determining the Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 5.06(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.

For purposes of this Section 5.06(c), Section 5.06(a) and Section 5.06(b), any dividend or distribution to which this Section 5.06(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 5.06(a) or Section 5.06(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants to which this Section 5.06(c) applies (and any Conversion Price adjustment required by this Section 5.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Price adjustment required by Section 5.06(a) and Section 5.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 5.06(a) and Section 5.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 5.06(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 5.06(b).

In no event shall the Conversion Price be increased pursuant to this Section 5.06(c).

(d)                       If the Company makes or pays any cash dividend or distribution to all or substantially all holders of its outstanding Common Stock (other than distributions pursuant to Section 5.06(e) and any dividend or distribution in connection with the liquidation, dissolution or winding up on the Company), the applicable Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	SP0 - C
SP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CP	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of its Common Stock.

If any dividend or distribution described in this Section 5.06(d) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 5.06(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Price is required pursuant to this Section 5.06(d), references in this Section to one share of Common Stock or Closing Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification.  The above provisions of this paragraph shall similarly apply to successive reclassifications.

In no event shall the Conversion Price be increased pursuant to this Section 5.06(d).

(e)                        If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	OS0 x SP
AC + (OS x SP)

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CP	=	the Conversion Price in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment under this Section 5.06(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date.  If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 5.06(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Prices in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Conversion Period.  For purposes of determining the Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 5.06(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.  In no event shall the Conversion Price be increased pursuant to this Section 5.06(e).

(f)                          Notwithstanding this Section 5.06 or any other provision of this Indenture or the Securities, if any Conversion Price adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Price adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion

Date and ending on, and including, the close of business on the last Trading Day of a related Conversion Period, the Board of Directors shall make adjustments to the Conversion Price and the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as the case may be, as are necessary or appropriate to effect the intent of this Section 5.06 and the other provisions of this Article 5 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.  Any adjustment made pursuant to this Section 5.06(f) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(g)                       If, in respect of any Trading Day within the Conversion Period for a converted Security:

(i)                                     any event that requires an adjustment to the Conversion Price under any of clauses (a), (b), (c), (d) and (e) of this Section 5.06 has not resulted in an adjustment to the Conversion Price as of such Trading Day; and

(ii)                                  the shares of Common Stock the Holder of such Security shall receive in respect of such Trading Day are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of the second paragraph of Section 5.02, such shares were not held by such Holder on the record date corresponding to such distribution or transaction, then the Company will adjust the number of shares of Common Stock deliverable with respect to the Daily Settlement Amount for such Trading Day to reflect the relevant distribution or transaction.

Section 5.07.  No Adjustment.

All calculations and other determinations under this Article 5 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Securities, (ii) upon any required repurchase of Securities in connection with a Fundamental Change, and (iii) on each of the 27 Scheduled Trading Days immediately preceding the Final Maturity Date.

Except as otherwise provided herein, no adjustment need be made:

(a)                                  upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(b)                                upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(c)                                 upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (b) of this subsection and outstanding as of the date the Securities were first issued; or

(d)                                for accrued and unpaid interest, if any.

Except as set forth in this Article 5, the Company shall not adjust the Conversion Price.  The Company shall not be obligated to adjust the Conversion Price in transactions in which Holders participate without conversion of the Securities.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

Section 5.08.  Adjustment for Tax Purposes.

The Company shall be entitled to (but is not required to) make such reductions in the Conversion Price, in addition to those required by Section 5.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to holders of Common Stock (or holders of rights to purchase Common Stock) in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock (or rights to acquire such securities) hereafter made by the Company to its stockholders; provided the Company shall not take any action that would result in an adjustment to the Conversion Price in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

Section 5.09.  Notice of Adjustment.

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers’ Certificate setting forth the Conversion Price, detailing the calculation of the Conversion Price and briefly stating the facts upon which the adjustment is based.  In addition, the Company will issue a press release containing such information and make such press release available on its website.

Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 5.10.  Notice of Certain Transactions.

In the event that:

(1)                                  the Company takes any action which would require an adjustment in the Conversion Price;

(2)                                  the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3)                                  there is a dissolution or liquidation of the Company;

the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record or effective date, as the case may be.  The Company shall use commercially reasonable efforts to mail the notice at least 30 Business Days before such date and, in any event, as promptly as practicable thereafter and in no event less than 10 days prior to such event.  Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10.

Section 5.11. Stockholder Rights Plans.

To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time.  If, however, prior to the time of conversion, the rights provided by such stockholder rights plan or poison pill have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Securities would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness or assets as provided in Section 5.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 5.12. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely:  (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06); (ii) any consolidation, merger or binding share exchange involving the Company; or (iii) any sale, assignment, conveyance, transfer, lease or other disposition to another person of the Company’s property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a)                  the Company, or such successor purchasing Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that Holders shall be entitled thereafter to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that, at and after the effective time of any such Merger Event, any amount otherwise payable in cash upon conversion of the Securities shall continue to be payable as provided in Section 5.05.

(b)                 In the event the Company shall execute a supplemental indenture pursuant to this Section 5.12, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly describing the Merger Event, the kind or amount of shares of stock or other securities or property (including cash) that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and stating that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with.  Any failure to deliver such Officers’ Certificate shall not affect the legality or validity of such supplemental indenture.

(c)                  With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event in lieu of cash and shares of Common Stock, if any, otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate.

(i)                                                    The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 5.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price” were instead a reference to “the Closing Sale Price of a unit of Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(ii)                                                 The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Conversion Period.

(iii)                                              For purposes of this Section 5.12, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of the Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (B) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

(iv)                                             The Company shall notify the holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(v)                                                The above provisions of this Section shall similarly apply to successive Merger Events.

Promptly following the effective time of any such Merger Event, the Company shall notify the Trustee and the Conversion Agent and issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website).

Section 5.13.  Trustee’s Disclaimer.

The Trustee and the Conversion Agent shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.09.  Neither the Trustee nor the Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee and the Conversion Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article 5.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12.

Section 5.14.  Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event, and the Company provides at least 15 days’ prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

Section 5.15.  Exchange in Lieu of Conversion.

When a Holder surrenders its Securities for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Securities to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion.  In order to accept any Securities surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Securities, the cash and shares of Common Stock, if any, that would otherwise be due upon conversion pursuant to Section 5.01 and in respect of which the Company has notified converting Holders.  If the Company makes the election provided for in this Section 5.15, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date as part of its Settlement Notice, notify the Holder surrendering its Securities for conversion that it has made such election.  Any Securities exchanged by the Designated Institution will remain outstanding.

If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Securities for exchange, the Company shall, within the time period specified in Section 5.02, pay or deliver the cash and shares of Common Stock, if any, due upon such conversion in accordance with the provisions of Section 5.02.

For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 5.15 require the Designated Institution to accept any Securities for exchange.

Section 5.16.  Compliance with NASDAQ Market Rule 4350.

The Company shall not take any action that would result in an adjustment pursuant to the provisions described in this Article 5 without complying with NASDAQ Market Rule 4350,

requiring stockholder approval of certain issuances of stock, or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

ARTICLE 6

SUBORDINATION

Section 6.01.  Agreement of Subordination.

The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 6; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, any cash portion of the Conversion Obligation in respect of, and interest on, all Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The Securities shall rank senior to all Subordinated Indebtedness and equal in right of payment to all Senior Subordinated Indebtedness.  “Senior Subordinated Indebtedness” means, with respect to the Company, the Securities and any other Indebtedness that specifically provides that such Indebtedness is to have the same rank as the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness of other obligations of the Company that is not Senior Indebtedness, including, but not limited to, the Company’s 2.00% Convertible Senior Subordinated Notes due June 1, 2015.  “Subordinated Indebtedness” means, with respect to the Company, any Indebtedness that provides pursuant to the terms of the instruments creating such Indebtedness that such Indebtedness is subordinated to the Securities, including, but not limited to, the Company’s Zero Coupon Convertible Subordinated Notes due 2033, first putable 2010.

No provision of this Article 6 shall prevent the occurrence of any default or Event of Default hereunder.

Section 6.02.  Payments to Holders.

No payment shall be made with respect to the principal of the cash portion of the Conversion Obligation, if any, or interest on, the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 6.05, if:

(i)             a default in the payment of principal, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior

Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the agreement, indenture, instrument, lease or other document evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)          a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from the Company or a Representative or holder of such Designated Senior Indebtedness or the Company.

Subject to the provisions of Section 6.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default shall have been cured or waived for a period of not less than 180 days.

The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

(a)                                  in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

(b)                                 in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 6 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, the cash portion of the Conversion Obligation, if any, or interest on, the Securities (except payments made pursuant to Article 11 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 6, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 6 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 8.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, the cash portion of the Conversion Obligation, if any, or interest on, the Securities by the Company (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 6.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.  If payment of Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section 6.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.07.  This Section 6.02 shall be subject to the further provisions of Section 6.05.

Section 6.03.  Subrogation of Securities.

Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, the cash portion of the Conversion Obligation, if any, and interest on, the Securities shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 6, and no payment over, pursuant to the provisions of this Article 6, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 6, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities.  It is understood that the provisions of this Article 6 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior

Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, the cash portion of the Conversion Obligation, if any, and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee, subject to the provisions of Section 10.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 6.

Section 6.04.  Authorization to Effect Subordination.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 6 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 6.05.  Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 6.  Notwithstanding the provisions of this Article 6 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 6, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 10.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or interest on, any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 6.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.  Notwithstanding anything in this Article 6 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 11, and any such payment shall not be subject to the provisions of Article 6.

The Trustee, subject to the provisions of Section 10.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 6, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 6, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 6.06.  Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 6 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 10.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Section 10.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 6 or otherwise.

Section 6.07.  No Impairment of Subordination.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 6.08.  Certain Conversions Deemed Payment.

For the purposes of this Article 6 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 5 shall not be deemed to constitute a payment or distribution on account of the principal of, the cash portion of the Conversion Obligation, if any, or interest on, Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section 6.08, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.  Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 5.

Section 6.09.  Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 6.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 6.10.  Senior Indebtedness Entitled to Rely.

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 6, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 7
COVENANTS

Section 7.01.  Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture.  The installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay such installment.  The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum.

Payment of the principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee), or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

Section 7.02.  Reports.

So long as any Securities are outstanding, the Company shall (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders of the Securities within 15 days after the date on which the Company would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports shall be furnished to the Trustee.  Documents filed by the Company with the SEC via the SEC’s EDGAR system (or any successor thereto) will be deemed furnished to the Trustee and the Holders of the Securities as of the time such documents are filed via EDGAR (or such successor).

Section 7.03.  Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2009), an Officers’

Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default.  If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same.  For the purposes of this Section 7.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 7.04.  Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.05.  Maintenance of Corporate Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.06.  Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.07.  Additional Interest Notice.

In the event that the Company is required to pay additional interest to Holders of Securities pursuant to Section 9.02(b) hereof, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay such additional interest no later than three Business Days prior to date on which any such additional interest is scheduled to be paid.  Such notice shall set forth the amount of additional interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether additional interest is payable, or with respect to the nature, extent, or calculation of the amount of additional interest owed, or with respect to the method employed in such calculation of additional interest.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, etc., only on Certain Terms.

The Company shall not consolidate with, enter into a binding share exchange with, or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, unless:

(1)           in case the Company shall consolidate with, enter into a binding share exchange with, or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and any interest on, all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.  Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9
DEFAULT AND REMEDIES

Section 9.01.  Events of Default.

An “Event of Default” with respect to Securities shall occur if:

(a)        the Company defaults in the payment of any principal of any Security when the same becomes due and payable (whether at maturity, upon required repurchase, following a Fundamental Change or otherwise), whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(b)        the Company fails to pay the cash and deliver the shares of Common Stock, if any, representing the Conversion Obligation upon conversion of any Security (including any Additional Shares) within the time period required by the provisions of this Indenture, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(c)        the Company defaults in the payment of interest when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(d)        the Company fails to perform or comply with any of its other covenants or agreements contained in the Securities or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b) or (c) of this Section 9.01) and the default continues for 60 days after notice is given as specified below;

(e)        the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(f)         the Company fails to provide a Fundamental Change Purchase Notice when required by Section 3.01;

(g)        any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by, or any other payment obligation of, the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) (an “Instrument”) with a principal amount then, individually or in the aggregate, outstanding in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof) or when otherwise due or is accelerated, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;

(h)        the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10,000,000, if the judgments are not paid, discharged, waived or stayed within 30 days;

(i)         the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors; or

(j)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary (or such group of Subsidiaries); or

(iii)          orders the liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company;

and the case of each of clause (i), (ii) and (iii), the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice.  The notice given pursuant to this Section 9.01 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”  When any default under this Section 9.01 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default described in clause (g), (h), (i) or (j) above and any event of which it becomes aware that with the giving of notice or the lapse of time would become such an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 9.02.  Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 9.01) occurs and is continuing with respect to any Securities, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.  If an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate of 2½% per annum) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.07 have been made.  No such rescission shall affect any subsequent default or impair any right consequent thereto.

(b)           Notwithstanding any of provision of this Article 9, at the election of the Company in its sole discretion, the sole remedy under this Indenture for an Event of Default relating to the failure to comply with Section 7.02, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will consist, for the 180 days after the occurrence of such an Event of Default, exclusively of the right to receive additional interest on the Securities at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding up to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to Section 7.02 is cured or waived).  Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  In no event shall additional interest accrue under the terms of this Indenture at a rate in excess of 0.50% per annum, in the aggregate, for any violation or default caused by the failure of the Company to be current in respect of its Exchange Act reporting obligations.  If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with Section 7.02, the Securities will be subject to acceleration as provided in this Section 9.02.  The provisions of this Section 9.02(b) will not affect the rights of Holders in the event of the occurrence of any other Events of Default.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 7.02 in accordance with the immediately preceding paragraph, the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default otherwise would occur.  Upon a failure by the Company to timely give such notice or pay additional interest, the Securities will be immediately subject to acceleration as otherwise provided in this Section 9.02.

Section 9.03.  Other Remedies.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or any interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 9.04.  Waiver of Defaults and Events of Default.

Subject to Section 9.07 and 12.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, or interest on any Security, a failure by the Company to deliver cash and shares of Common Stock, if any, upon conversion of the Securities or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.02, cannot be modified or amended without the consent of the Holder of each Security affected.  When a default or Event of Default is waived, it is cured and ceases.

Section 9.05.  Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee or that may involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 9.06.  Limitations on Suits.

A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, interest or for the conversion of the Securities pursuant to Article 5) unless:

(a)        the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)        the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)        such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(d)        the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)        no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 9.07.  Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, and interest on, if any, on, the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.08.  Collection Suit by Trustee.

If an Event of Default in the payment of principal, interest, if any, specified in clause (a) or (c) of Section 9.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal, and accrued interest remaining unpaid, if any, together with, to the extent that payment of such interest is lawful, interest on overdue principal, on overdue installments of interest, if any, in each case at the rate of 2½% per annum, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.09.  Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10.  Priorities.

If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 10.07;

Second, to the holders of Senior Indebtedness to the extent required by Article 6;

Third, to Holders for amounts due and unpaid on the Securities for principal, interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest, if any, respectively; and

Fourth, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

Section 9.11.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 10
TRUSTEE

Section 10.01.  Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)        Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c)        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of subsection (b) of this Section 10.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.05.

(d)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e)        Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.01.

(f)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)        At 5:00 p.m., New York City time, on each Trading Day, the Trustee shall print and retain, for a period of 30 Business Days, the Daily VWAP for such Trading Day, to the extent such Daily VWAP is available on Bloomberg.

Section 10.02.  Rights of Trustee.

Subject to Section 10.01:

(a)        The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.04(b).  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)        The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)        The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 10.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Section 10.10 and 10.11.

Section 10.04.  Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 10.05.  Notice of Default or Events of Default.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the default or Event of Default within 90 days after it occurs.  However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a default or an Event of Default in payment of the principal of, or interest on any Security.

Section 10.06.  Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.  The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 10.07.  Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 10.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, and interest, if any, on, the Securities.  The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.  The provisions of this Section shall survive the termination of this Indenture.

Section 10.08.  Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee.  The Company may remove the Trustee if:

(a)        the Trustee fails to comply with Section 10.10;

(b)        the Trustee is adjudged a bankrupt or an insolvent;

(c)        a receiver or other public officer takes charge of the Trustee or its property; or

(d)        the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company’s obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

Section 10.09.  Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 10.10.  Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 10.10.  Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000.  If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10.  The Trustee shall be subject to the provisions of TIA Section 310(b).  Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 10.11.  Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01.  Satisfaction and Discharge.

(a)        This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i)            all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.03) have been delivered to the Trustee for cancellation;

(ii)           the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.07 shall survive.

(b)        The Company may discharge its obligations to pay principal of, and interest, if any, on, the Securities when all Securities not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at the Final Maturity Date within one year,

and the Company, in the case of clause (i) or (ii) above, has delivered to Holders or irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest, to the date of such delivery or deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date.

Section 11.02.  Application of Trust Money.

Subject to the provisions of Section 11.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of Securities, all money deposited with it pursuant to Section 11.01(b) with respect to Securities and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and any interest on, the Securities.  Money so held in trust shall not be subject to the subordination provisions of Article 6.

Section 11.03.  Repayment to Company.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 11.01(b) and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 11.04.  Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01(b) until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that, if the Company has made any payment of the principal of, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 12
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.01.  Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a)        to comply with Section 5.12 and 8.01;

(b)        to cure any ambiguity, defect or inconsistency;

(c)        to make any other change that does not adversely affect the rights of any Holder;

(d)        to comply with the provisions of the TIA;

(e)        to add to the covenants of the Company for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Company; or

(f)         to appoint a successor Trustee.

Any amendment or supplement made solely to conform the provisions of this Indenture or the Securities to the description thereof contained in the final prospectus relating to the Securities will be deemed not to adversely affect the rights of any Holder.

Section 12.02.  With Consent of Holders.

The Company and the Trustee may amend or supplement the Securities or this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding.  The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities or this Indenture without notice to any Holder.  However, notwithstanding the foregoing but subject to Section 12.04, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 9.04, may not:

(a)        change the stated maturity of the principal of, or the date any installment of interest is due on, any Security;

(b)        reduce the principal amount of, or interest on, any Security;

(c)        reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)        change the place or currency of payment of principal of, or interest on, any Security;

(e)        impair the right of any Holder to receive payment of principal of, or interest on, the Securities of such Holder on or after the due dates therefor;

(f)         impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(g)        modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Fundamental Change in a manner adverse to Holders;

(h)        modify the subordination provisions of Article 6 in a manner materially adverse to the Holders of Securities;

(i)         change the ranking of the Securities;

(j)         adversely affect the right of Holders to convert Securities other than as provided in or under Article 5 of this Indenture; and

(k)        modify any of the provisions of this Section or Section 9.04, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified, amended or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 12.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  An amendment or supplement under this Section 12.02 or under Section 12.01 may not make any change that adversely affects the rights under Article 6 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

Section 12.03.  Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 12.04.  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Holder, unless it makes a change described in any of clauses (a) through (k) of Section 12.02.  In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 12.05.  Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.06.  Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, in its sole discretion, but need not sign it.  In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 10.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.  The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 12.07.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 13
MISCELLANEOUS

Section 13.01.  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 13.02.  Notices.

Any demand, authorization, notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Cephalon, Inc.

41 Moores Road,

Frazer, PA 19355

Attention:  Chief Financial Officer

Facsimile No.:  (610) 738-6258

if to the Trustee, to:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

Attention:  Corporate Trust Services (Cephalon, Inc.

2.50% Convertible Senior Subordinated Notes due

May 1, 2014)

Facsimile No.:  (860) 241-6881

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed in the manner provided above or delivered electronically, it is duly given, whether or not the addressee receives it.

In the event the Company is required pursuant to this Indenture to deliver any notice, such notice may be given by the Trustee on behalf of the Company.  The Company shall make any notice it is required to deliver to Holders available on its website.

Section 13.03.  Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.04.  Certificate and Opinion as to Conditions Precedent.

(a)        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i)            an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)        Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.05.  Record Date for Vote or Consent of Holders.

The Company (or, in the event deposits have been made pursuant to Section 11.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action.  Notwithstanding the provisions of Section 12.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 13.06.  Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders.  Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.07.  Payment Day or Record Date Not A Business Day.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

Section 13.08.  Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13.09.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.  No Recourse against Others.

All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 13.11.  Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12.  Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.13.  Separability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14.  Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.  Submission to Jurisdiction.

The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal or state court sitting in The City of New York; (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

CEPHALON, INC.

By:	/s/ J. Kevin Buchi
	Name:	J. Kevin Buchi
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arthur L. Blakeslee
	Name:	Arthur L. Blakeslee
	Title:	Vice President

INDENTURE SIGNATURE PAGE

EXHIBIT A

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CEPHALON, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.](1)

(1) Include for Global Security.

CEPHALON, INC.

CUSIP: 156708AR0	No.

2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE MAY 1, 2014

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.] (2), or registered assigns, the principal sum of           [million] dollars ($                  ) on May 1, 2014 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

[Signature Page Follows]

(2) Include for Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date written below.

CEPHALON, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S.BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: May 27, 2009(3)

(3) [Note for form of security: Or such other date on which additional Securities may be issued pursuant to the terms of the Indenture.]

CEPHALON, INC.

2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE MAY 1, 2014

1.             INTEREST AMOUNTS

Cephalon, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), will pay interest at a rate of 2.50% per annum, on the principal amount of this Security payable as provided in the Indenture.

2.             METHOD OF PAYMENT

The Company shall pay any interest on this Security to the person who is the Holder of this Security at the close of business on April 15 or October 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal and interest, if any.  Interest on the Security will be paid at a rate of 2.50% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing November 1, 2009.  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion or purchase of the Security by the Company at the option of the Holder, interest shall cease to accrue on the Security.  However, the Company will pay interest on the maturity date to a Holder of record of the Security on the record date immediately preceding the stated maturity date regardless of whether such Holder converts the Security.

The Company will make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder.

3.             PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.             INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 2.50% Convertible Senior Subordinated Notes due May 1, 2014 (the “Securities”), issued under an Indenture, dated as of May 27, 2009 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior subordinated unsecured obligations of the Company limited, except as set forth in the Indenture, to up to $500,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.             PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date, determined by the Company in its sole discretion, that is not less than 20 Business Days and not more than 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is after a Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Record Date and the Fundamental Change Purchase Price payable to any Holder surrendering such Holder’s Security for purchase pursuant to Article 3 of the Indenture shall be equal to the principal amount of Securities subject to purchase and will not include any accrued and unpaid interest.  The Fundamental Change Purchase Price shall be payable in cash. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.             CONVERSION

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash and shares of Common Stock, if any, at any time prior to the close of business on November 1, 2013, subject to the conditions, if any, set forth in Section 5.01 of the Indenture; provided, however, that, if the Security is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

The initial Conversion Price is $69.00 per share, and the initial Conversion Rate is 14.4928 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company will pay cash in an amount determined by multiplying the Daily VWAP of a full share of Common Stock on the last Trading Day of such Conversion Period by the fractional amount and rounding the product to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into cash and Common Stock, if any, and the aggregate number of shares, if any, of Common Stock issuable upon such conversion.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.  In the case of a Security held by the Depositary, such conversion shall be done in accordance with the applicable rules and procedures of the Depositary.

A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.             SUBORDINATION

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

8.             DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.             PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.           UNCLAIMED MONEY

If money for the payment of principal, or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.           AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Securities and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.          CALCULATIONS IN RESPECT OF SECURITIES

Except to the extent provided therein, the Company will be responsible for making all calculations called for under the Indenture and the Securities.  These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, adjustments to the Conversion Price, any accrued interest payable on the Securities, the Conversion Price and the Conversion Rate.  The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities.  The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and the Trustee and the Conversion Agent are entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

13.           SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.           DEFAULTS AND REMEDIES

Under the Indenture, an “Event of Default” with respect to Securities shall occur if: (i) the Company defaults in the payment of any principal of any Security when the same becomes due and payable (whether at maturity, upon required repurchase, following a Fundamental Change or otherwise), whether or not such payment shall be prohibited by the provisions of Article 6 of the Indenture; (ii) the Company fails to pay the cash and deliver the shares of Common Stock, if any, representing the Conversion Obligation upon conversion of any Security (including any Additional Shares) within the time period required by the provisions of the Indenture, whether or not such payment shall be prohibited by the provisions of Article 6 of the Indenture; (iii) the Company defaults in the payment of interest when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 6 of the Indenture; (iv) the Company fails to perform or comply with any of its other covenants or agreements contained in the Securities or in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i), (ii) or (iii) above) and the default continues for 60 days after notice is given in accordance with the Indenture; (v) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the provisions of Article 6 of the Indenture; (vi) the Company fails to provide a Fundamental Change Purchase Notice when required by Section 3.01 of the Indenture; (vii) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by, or any other payment obligation of, the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) (an “Instrument”) with a principal amount then, individually or in the aggregate, outstanding in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof) or when otherwise due or is accelerated, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; (viii) the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10,000,000, if the judgments are not paid, discharged, waived or stayed within 30 days; or (ix) the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined in the Indenture): (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors; or (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company in an involuntary case or proceeding; (b) appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary (or such group of Subsidiaries); or (c) orders the liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of the Company; and the case of each of clause (a), (b) and (c), the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default with respect to the Securities (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or any interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

Under the terms of the Indenture, at the election of the Company in its sole discretion, the sole remedy for an Event of Default relating to the failure to comply with Section 7.02 of the Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will consist, for the 180 days after the occurrence of such an Event of Default, exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding up to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived).  Any such additional interest will be paid and calculated in the manner set forth in the Indenture.

15.           TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.           NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this

Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17.           AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

19.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Cephalon, Inc., 41 Moores Road, Frazer, PA 19355, (610) 344-0200, Attention: General Counsel.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE UPON A FUNDAMENTAL CHANGE

To: Cephalon, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Cephalon, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security